UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-09761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2850 W. Golf Road, Rolling Meadows, Illinois	60008-4050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 773-3800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AJG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2020, the Board of Directors of Arthur J. Gallagher & Co. (the “Company”) amended the Company’s Amended and Restated By-Laws (as amended, the “By-Laws”) to implement a proxy access provision, effective immediately. The new Section 2.11 allows an eligible stockholder or group of no more than 20 eligible stockholders to nominate and include in the Company’s proxy materials directors constituting up to the greater of two individuals or 20% of the Board (rounded down to the nearest whole number). An eligible stockholder or group of stockholders must have owned (as defined in the By-Laws) 3% or more of the Company’s outstanding shares entitled to vote for at least three years continuously. Such stockholders and their nominees must also satisfy the requirements specified in Section 2.11 and are otherwise subject to the terms and conditions of the By-Laws.

The foregoing description of the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a complete copy of which is attached hereto as Exhibit 3.1 and is hereby incorporated by reference in response to this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated By-Laws of Arthur J. Gallagher & Co.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: January 31, 2020	By:	/s/ WALTER D. BAY
Walter D. Bay
Vice President, General Counsel and Secretary